UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2006

INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated August 9, 2006, by Invisa, Inc. (the “Company”) discussing and including a copy of a recent latter to Shareholders also dated August 9, 2006. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On August 14, 2006, Invisa, Inc. (the “Company”) entered into a Business Consulting Agreement with John Anderson under which the Company appointed Mr. Anderson as a non-exclusive Business consultant, essentially acting (1) as advisor to the Company with respect to all business matters including but not limited to market opportunities, product and technology opportunities, sales, marketing, and public relations. The agreement has a term of one year. Under the Agreement, the Company agreed to compensate Mr. Anderson by issuing Six Hundred Eighty One Thousand Eight Hundred shares of the Company’s authorized but un-issued Common Stock which were covered by a registration statement filed on form S-8 at the effective date of the Agreement.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INVISA, INC.

By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer

Date: August 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Business Consulting Agreement dated August 14, 2006, between Invisa, Inc. and John Anderson

99.1	Press Release Dated August 9, 2006, titled “Invisa Releases Shareholder Update Letter and Details Market Strategy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: August 17, 2006	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer